Sub-Item 77Q1:  Exhibits

(a)(1)	Amended Schedule A to Amended and Restated Declaration
of Trust of WT Mutual Fund as amended May 25, 200 was previously filed with the Securities and Exchange Commission in WT Mutual Fund's Post-Effective Amendment No. 37 to the registration statement on Form N-1A on June 16, 2006 and is incorporated herein by reference.

(e)(1)	Investment Sub-Advisory Agreement among WT Mutual
Fund, on behalf of the Wilmington Multi-Manager Real Asset Fund, RSMC, and Standish Mellon Asset Management Company LLC dated May 16, 2006 was previously filed with the Securities and Exchange Commission in WT Mutual Fund's Post-Effective Amendment No. 37 to the registration statement on Form N-1A on June 16, 2006 and is incorporated herein by reference.

(e)(2) Investment Sub-Advisory agreement among WT Mutual Fund, on behalf of the Wilmington Multi-Manager International Fund, RSMC, and The Boston Company Asset Management, LLC dated January 21, 2006 was previously filed with the Securities and Exchange Commission in WT Mutual Fund's Post-Effective Amendment No. 37 to the registration statement on Form N-1A on June 16, 2006 and is incorporated herein by reference.

(e)(3) Investment Sub-Advisory agreement among WT Mutual Fund, on behalf of the Wilmington Multi-Manager International Fund, RSMC, and Acadian Asset Management, Inc. dated January 20, 2006 was previously filed with the Securities and Exchange Commission in WT Mutual Fund's Post-Effective Amendment No. 37 to the registration statement on Form N-1A on June 16, 2006 and is incorporated herein by reference.